TheRoyceFunds

For Immediate Release	Page 1

Contact: Client Services
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Royce Value Trust, Inc. (NYSE: RVT)
Royce Micro-Cap Trust, Inc. (NYSE: RMT)
Royce Global Value Trust, Inc. (NYSE: RGT) (each, a “Fund” and collectively, the “Funds”)
745 Fifth Avenue
New York, New York 10151

Royce Closed-End Funds Announce Election To Be Subject to Maryland Control Share Acquisition Act

January 25, 2021—The Funds announced today that their respective Boards of Directors unanimously adopted resolutions along with Amended and Restated Bylaws (“Bylaws”) to cause the Funds to be subject to the Maryland Control Share Acquisition Act (“MSCAA”), effective immediately.

The MCSAA protects the interests of all stockholders of a Maryland corporation by providing that any holder of “control shares” acquired in a “control share acquisition” may not exercise voting rights with respect to the “control shares,” except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter, excluding votes otherwise entitled to be cast by the “acquiring person” (i.e., the holder or group of holders acting in concert that acquires, or proposes to acquire, “control shares”) and any officer or employee-director of such Maryland corporation. Generally, “control shares” are shares that, when aggregated with shares already owned by an acquiring person or as to which an acquiring person is able to exercise or direct the exercise of voting power, would entitle the acquiring person to exercise one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the total voting power of shares entitled to vote in the election of directors. Voting rights generally must be approved each time an acquiring person crosses one of the relevant voting power thresholds. Thus, application of the MCSAA does not eliminate voting rights for shares of a Fund’s common stock acquired in a “control share acquisition,” but rather, entrusts the Fund's other "non-interested" stockholders with determining whether to approve the authorization of the voting rights for the acquiring person.

The application of the MSCAA to the Funds will be subject to any limitations under the Investment Company Act of 1940.

The MCSAA also excludes certain acquisitions of shares of a Fund’s common stock from the definition of control share acquisition, including acquisitions of control shares that occurred prior to January 25, 2021, though such shares are included in assessing whether any subsequent share acquisition exceeds one of the enumerated thresholds.

An acquiring person may compel the Board of Directors of a Fund to call a special meeting of stockholders to be held within 50 days of the request to consider voting rights for the shares, subject to satisfying certain conditions, including an undertaking by the acquiring person to pay the Fund’s expenses of the special meeting (but not including its expenses in opposing approval).

The above description of the MCSAA is only a high-level summary and does not purport to be complete. Stockholders should refer to the actual provisions of the MCSAA and the Funds’ Bylaws for more information, including definitions of key terms, various exclusions and exemptions from the scope of the MCSAA, and the procedures by which stockholders may approve the reinstatement of voting rights to holders of “control shares.” A copy of the Funds’ Bylaws may be found in the Current Reports on Form 8-K filed today by the Funds with the Securities and Exchange Commission and available at www.sec.gov and may be obtained by writing to the Secretary of the Fund at 745 Fifth Avenue, New York, NY 10151.

About Royce Value Trust, Inc.

Royce Value Trust, Inc. is a closed-end diversified management investment company whose shares of common stock are listed and traded on the New York Stock Exchange. The Fund's primary investment goal is long-term capital growth, which it seeks by normally investing at least 65% of its assets in equity securities primarily of small- and micro-cap companies.

About Royce Micro-Cap Trust, Inc.

Royce Micro-Cap Trust, Inc. is a closed-end diversified management investment company whose shares of common stock are listed and traded on the New York Stock Exchange. The Fund's investment goal is long-term capital growth, which it seeks by investing primarily in equity securities of micro-cap companies.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of common stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

Important Disclosure Information

Closed-end funds are registered investment companies whose shares of common stock may trade at a discount to their net asset value. Shares of each Fund’s common stock are also subject to the market risks of investing in the underlying portfolio securities held by the Fund. An investment in each Fund involves risk, including loss of principal. Investment return and the value of a Fund’s shares of common stock will fluctuate.

For further information on the Funds, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This release is not an offer to purchase nor a solicitation of an offer to sell shares of any Fund. This release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of each Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Funds’ filings with the U.S. Securities and Exchange Commission, including the Funds’ Annual Reports to Stockholders on Form N-CSR, for the year ended December 31, 2019, the Funds’ Semiannual Reports to Stockholders on Form N-CSRS, for the six-month period ended June 30, 2020, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Funds undertake no responsibility to update publicly or revise any forward-looking statement.